Exhibit 99.2
REVOCABLE PROXY
OLYMPIC BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
[●], [●], 202[●]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, having received the Joint Proxy Statement/Prospectus dated as of [●], 202[●], hereby appoints the members of the Board of Directors of Olympic Bancorp, Inc. (“Olympic”), with the full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Series A Voting Common Stock and Series B Nonvoting Common Stock of Olympic, as applicable, that the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”), to be held on [●], [●], 202[●], at [●] [●].m., Pacific Time, at [●], and at any and all adjournments or postponements thereof, as set forth below. The Board of Directors recommends a vote “FOR” each of the proposals set forth below.
1.Approval and adoption of the Agreement and Plan of Merger, dated as of September 25, 2025, between Heritage Financial Corporation (“Heritage”) and Olympic, pursuant to which Olympic will merge with and into Heritage, and the transactions contemplated therein (the “Olympic merger proposal”).

FOR	AGAINST	ABSTAIN
2.Approval of the adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the Olympic merger proposal.

FOR	AGAINST	ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
IT IS IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETING. PLEASE COMPLETE, SIGN AND DATE THIS PROXY BELOW, AND RETURN THIS PROXY TODAY IN THE ENCLOSED RETURN ENVELOPE.

Dated: __________________, 202[●]

Number of Shares: _____________________________________

Name: _______________________________________________

_____________________________________________________
(Shareholder’s Signature)

_____________________________________________________
(Print Name)

Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee guardian, officer or other authorized person or agent, please give full title as such.